Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On July 31, 2006, Carsen Group Inc. (“Carsen”), a wholly-owned subsidiary of Cantel Medical Corp. (“Cantel”), closed the sale of substantially all of its assets to Olympus America Inc. and certain of its affiliates (collectively, “Olympus”) under an Asset Purchase Agreement dated as of May 16, 2006 among Carsen, Cantel and Olympus. Olympus purchased substantially all of Carsen’s assets other than those related to Carsen’s Medivators business and certain other smaller product lines. Following the closing, Olympus hired substantially all of Carsen’s employees and took over Carsen’s Olympus-related operations (as well as the operations related to the other acquired product lines).

The purchase price for the net assets sold to Olympus was approximately $31,500,000, comprised of a fixed sum of $10,000,000 plus an additional formula-based sum of $21,500,000. The balance of $900,000 is subject to adjustment based on final asset valuations and certain offsets to be determined during the first quarter of fiscal 2007. In addition, Olympus will pay Carsen a percentage (20%) of Olympus’ revenues attributable to Carsen’s unfilled customer orders as of July 31, 2006 that were assumed by Olympus at the closing.

In addition, on July 31, 2006, Carsen sold most of its remaining inventories, records and other assets to Carsen Medical Inc. (“CMI”), a newly formed corporation owned by two individuals who previously served as executives of Carsen. The transaction was consummated under the terms of an Asset Purchase Agreement dated as of May 18, 2006. The purchase price for the assets, net of liabilities assumed by CMI, has not been finalized but is anticipated to be less than $50,000. In addition, CMI will pay to Carsen one percent (1%) of CMI’s annual sales during each fiscal year commencing August 1, 2007 up to a maximum aggregate payment of $375,000.

The following Unaudited Pro Forma Condensed Financial Statements were derived from the unaudited condensed consolidated financial statements included in Cantel’s Form 10-Q as of and for the nine months ended April 30, 2006, and the audited consolidated financial statements included in Cantel’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005.

The following Unaudited Pro Forma Condensed Balance Sheet as of April 30, 2006 was prepared as if the transactions under both asset purchase agreements with Olympus and CMI were completed on April 30, 2006. The following Unaudited Pro Forma Condensed Consolidated Statements of Income were prepared as if all of Carsen’s operating results were excluded from continuing operations as of the first day of the respective period. The following Unaudited Pro Forma Condensed Financial Statements do not reflect the likely use of the proceeds from the transactions (a significant portion of such proceeds would be used to repay debt and to invest in cash equivalents, therefore reducing net interest expense if the transactions were completed as of the first day of the respective periods presented in the following Unaudited Pro Forma Condensed Consolidated Statements of Income.)

Cantel is providing this information for illustrative purposes only. It does not necessarily indicate what the continuing operations and financial position of Cantel might have been had the termination of Carsen’s operations occurred prior to the periods presented, nor does it necessarily indicate what the results of continuing operations and financial position of Cantel will be following the termination of Carsen’s operations on July 31, 2006.

The accompanying unaudited pro forma financial information should be read in conjunction with:

•                  the audited consolidated financial statements and other financial information included in Cantel’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005, including the notes to those financial statements;

•                  the unaudited condensed consolidated financial statements included in Cantel’s Form 10-Q as of and for the nine months ended April 30, 2006, including the notes to those financial statements; and

•                  the Current Report on Form 8-K filed on May 22, 2006.

CANTEL MEDICAL CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
APRIL 30, 2006

	Historical Cantel	Pro Forma Adjustments Giving Effect to the Discontinued Operations		Pro Forma Consolidated
	(amounts in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$21,813	$26,587	(A)	$48,400
Accounts receivable, net	38,307	(14,549	)(D)	23,758
Inventories	33,875	(9,573	)(D)	24,302
Deferred income taxes	2,480	(296	)(D)	2,184
Prepaid expenses and other current assets	2,130	67	(D)	2,197
Total current assets	98,605	2,236		100,841

Property and equipment, net	35,990	(527	)(D)	35,463
Intangible assets, net	43,986	(98	)(D)	43,888
Goodwill	68,218	(246	)(D)	67,972
Other assets	1,927	—		1,927
	$248,726	$1,365		$250,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$3,500	$—		$3,500
Accounts payable	12,089	(3,476	)(D)	8,613
Compensation payable	4,955	(1,618	)(D)	3,337
Accrued expenses	6,435	(1,029	)(D)	5,406
Deferred revenue	6,647	(4,582	)(D)	2,065
Liabilities of discontinued operations	—	5,210	(B)	5,210
Total current liabilities	33,626	(5,495)		28,131

Long-term debt	54,000	—		54,000
Deferred income taxes	23,937	104	(D)	24,041
Other long-term liabilities	2,762	—		2,762

Stockholders’ equity:
Preferred Stock	—	—		—
Common Stock	1,607	—		1,607
Additional capital	68,091	—		68,091
Retained earnings	57,956	6,325	(C)	64,281
Accumulated other comprehensive income	10,318	431	(D)	10,749
Treasury Stock, at cost	(3,571)	—		(3,571)
Total stockholders’ equity	134,401	6,756		141,157
	$248,726	$1,365		$250,091

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CANTEL MEDICAL CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED APRIL 30, 2006

	Historical Cantel	Pro Forma Adjustments Giving Effect to the Discontinued Operations (E)	Pro Forma Cantel
	(amounts in thousands, except per share data)

Net sales	$187,215	$(45,176)	$142,039
Cost of sales	116,504	(26,868)	89,636
Gross profit	70,711	(18,308)	52,403

Operating expenses:
Selling	19,072	(5,985)	13,087
General and administrative	25,146	(2,160)	22,986
Research and development	3,811	—	3,811
Total operating expenses	48,029	(8,145)	39,884

Income from continuing operations before interest and income taxes	22,682	(10,163)	12,519

Interest expense, net	2,731	(43)	2,688

Income from continuing operations before income taxes	19,951	(10,120)	9,831

Income taxes	7,693	(3,590)	4,103

Income from continuing operations	$12,258	$(6,530)	$5,728

Earnings per common share from continuing operations:
Basic	$0.79		$0.37
Diluted	$0.75		$0.35

Weighted average common shares:
Basic	15,486		15,486
Diluted	16,357		16,357

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CANTEL MEDICAL CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED JULY 31, 2005

	Historical Cantel	Pro Forma Adjustments Giving Effect to the Discontinued Operations (E)	Pro Forma Cantel
	(amounts in thousands, except per share data)

Net sales	$197,402	$(60,245)	$137,157
Cost of sales	121,162	(37,886)	83,276
Gross profit	76,240	(22,359)	53,881

Operating expenses:
Selling	23,016	(7,750)	15,266
General and administrative	22,935	(2,741)	20,194
Research and development	4,099	—	4,099
Total operating expenses	50,050	(10,491)	39,559

Income from continuing operations before interest and income taxes	26,190	(11,868)	14,322

Interest expense, net	1,058	(118)	940

Income from continuing operations before income taxes	25,132	(11,750)	13,382

Income taxes	9,627	(4,139)	5,488

Income from continuing operations	$15,505	$(7,611)	$7,894

Earnings per common share from continuing operations:
Basic	$1.05		$0.53
Diluted	$0.96		$0.49

Weighted average common shares:
Basic	14,830		14,830
Diluted	16,208		16,208

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CANTEL MEDICAL CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED JULY 31, 2004

	Historical Cantel	Pro Forma Adjustments Giving Effect to the Discontinued Operations (E)	Pro Forma Cantel
	(amounts in thousands, except per share data)

Net sales	$169,993	$(46,952)	$123,041
Cost of sales	107,537	(29,434)	78,103
Gross profit	62,456	(17,518)	44,938

Operating expenses:
Selling	20,749	(6,203)	14,546
General and administrative	18,599	(2,264)	16,335
Research and development	4,212	—	4,212
Total operating expenses	43,560	(8,467)	35,093

Income from continuing operations before interest and income taxes	18,896	(9,051)	9,845

Interest expense, net	1,582	(85)	1,497

Income from continuing operations before income taxes	17,314	(8,966)	8,348

Income taxes	6,660	(3,189)	3,471

Income from continuing operations	$10,654	$(5,777)	$4,877

Earnings per common share from continuing operations:
Basic	$0.75		$0.34
Diluted	$0.70		$0.32

Weighted average common shares:
Basic	14,188		14,188
Diluted	15,244		15,244

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

CANTEL MEDICAL CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED JULY 31, 2003

	Historical Cantel	Pro Forma Adjustments Giving Effect to the Discontinued Operations (E)	Pro Forma Cantel
	(amounts in thousands, except per share data)

Net sales	$129,257	$(35,305)	$93,952
Cost of sales	81,063	(23,413)	57,650
Gross profit	48,194	(11,892)	36,302

Operating expenses:
Selling	17,309	(4,711)	12,598
General and administrative	12,816	(1,555)	11,261
Research and development	4,528	—	4,528
Total operating expenses	34,653	(6,266)	28,387

Income from continuing operations before interest and income taxes	13,541	(5,626)	7,915

Interest expense, net	1,326	(45)	1,281

Income from continuing operations before income taxes	12,215	(5,581)	6,634

Income taxes	4,305	(2,091)	2,214

Income from continuing operations	$7,910	$(3,490)	$4,420

Earnings per common share from continuing operations:
Basic	$0.57		$0.32
Diluted	$0.54		$0.30

Weighted average common shares:
Basic	13,901		13,901
Diluted	14,773		14,773

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

(A)      To record the cash received from Olympus and CMI as if the transactions under both Asset Purchase Agreements with Olympus and CMI were completed on April 30, 2006.

(B)        To reflect the remaining liabilities of the discontinued operations, which primarily represent income taxes payable, certain compensation payables, certain accounts payable and certain accrued expenses.

(C)        To record the gain from the sale of net assets to Olympus, net of taxes. Such gain excludes the cost of severance which was previously expensed and reflected in retained earnings as of April 30, 2006.

(D)       To reflect the sale of Carsen’s net assets and to reclassify the remaining liabilities as discontinued as if the transactions under both Asset Purchase Agreements with Olympus and CMI were completed on April 30, 2006.

(E)         To remove Carsen’s results of operations from continuing operations for the period presented and to adjust such amounts for intercompany transactions.